Transcription details:

Date:	21-Jun-2018
Title: Description:
Web.com CEO Town Hall Address
Following is a transcript of remarks made by Web.com Chairman, CEO and President David Brown to all Web.com employees during a town hall meeting held at 9:15 a.m. ET on June 21, 2018

Transcription results:

S1 00:01
Morning, everybody. Good morning. I have some very exciting news to share with you today. And as ambassadors of the company, I wanted to see you and share it with you directly, and you can carry this good news out. I'm going to assume that some of you haven't even had a chance to read the email that I sent you this morning or just the FAQ, so I'm going to cover some of that this morning. But after the meeting, I'd encourage you to read that email and read the FAQs. A lot of time, we try to anticipate a lot of the questions that you're going to have. I'm sure we didn't get all the questions. So, as always, don't hesitate to send your questions in after the fact if we haven't covered something. So, here's the news. Today, we announce that we entered into an agreement to be acquired by a private equity firm called Siris Capital. Who is Siris? Well, Siris is, as I've said, a private equity firm, headquartered in New York, and they focus on making investments in technology companies like us. I'll talk a little bit more about Siris in a minute, but let me tell you a little bit about the deal itself.

S1 01:13
So, Siris has agreed to pay $25 per share in cash at closing. We went through a very thorough evaluation of their proposal, and it was very compelling because I think as shareholders, not just ourselves but all of our shareholders, it gives our shareholders immediate cash value and a significant cash value. It's a 30% premium over the 90-day average price of the company prior to us accepting it. So, we think it's a good deal for our shareholders. If it's completed, we'll no longer be a publicly traded company. We'll be a private company, and there are some advantages for that. As a private company, we can spend 100% of our time focusing on our mission and not be worried about quarterly earnings announcements and whether we're making everybody happy with our decisions. We can be focused on the long-term rather than the short-term. It'll allow us to really execute our strategy without those kinds of distractions that we've had and without having to trade off between short-term concerns and our long-term vision of what we're trying to do.

S1 02:29
I also think this combination with Siris is really going to strengthen the company and make us both financially stronger, but it adds an additional team to us. They're very successful in what they do, so I'm welcoming the additional support from a group of folks that have had great success in helping technology companies execute their strategies. So, we'll just take a deep breath here and pause for a second [laughter]. Let that all sink in. So, while we announced the deal today, I want you to know it's not going to close today. It's likely going to close in the fourth quarter of this year because there are just a variety of things that have to happen. They call them customary closing conditions and approvals. And interestingly, we are also going to do something else that's not completely unusual, but I think very valuable. We're going to go out to the rest of the world and see if there are other people that might be interested in acquiring us at even a higher price. That's called a go-shop process, and we've inserted into our purchase agreement the ability to entertain offers from other folks to get our shareholders even more consideration, or there may be someone that is just a better fit for us as well. So, we'll see what the world brings there.

S1 03:49
After the go-shop period, which is a 45-day period, then we'll take everything we've learned at that point, create a proxy statement - and you all see them as shareholders each year - that describes what we're planning to do. We'll send it out to our shareholders, and our shareholders will vote on the transaction. So that's why we think it's going to take until the fourth quarter because you've got the go-shop, you've got the proxy and voting process, etc. I think it's also important for you to know that our board unanimously voted for this transaction. So, while you're processing all this news, I want you to know that I'm very excited about it. I'm very tired right now, so you may not be able to tell [laughter] but very excited about it. I think it's going to be a good thing for all of us. It's also a very strong endorsement. I think Siris is paying us something in the range of $2 billion for Web.com. That's what you've built. That's what this team has done so far, and that is just the 20 years, so the next 20 years I think can be very exciting.

S1 04:56
So, a little bit more about Siris, as I said, they specialize in helping tech companies. They have a very established track record. What they've done is they've brought in experts from the industry, people that have run big companies like AT&T, and they're basically advisors to Siris, and so we'll have some of that expertise available to us. People that have executed big strategic campaigns and shifts, we'll have that expertise available to us. So, Siris itself doesn't come in and run companies. They rely on the management teams that are there. They buy good companies with good management teams and good teams themselves, good employee bases, and then they just help us execute the strategy. That's how they do this. So, rather than thinking about the changes that are going to occur, I'm not going anywhere. I hope you're not going anywhere. Let's just execute this strategy that we have in front of us. They've very long term-- they're focused on long-term investments, not like a public investor that might buy the stock one day and sell it the next day. This is a company that comes in, makes an investment, continues to work with the management team and the employees to grow that investment, and over a long period of time, they create value.

S1 06:22
We fit in perfectly, the type of company that they tend to make acquisitions into. So, other company names that I recognized when I first met these guys-- and I've been working with them now for three years. So, I didn't wake up yesterday and concoct this idea [laughter]. This is a company that's been here many times. They've always been interested in us, and it just was the right time and the right place today. They share our beliefs. They share our focus on helping small businesses to use the Internet, and many of their companies are involved in similar types of activities. They also have met many of our management people, and they see the talent that's here, and therefore, they see the potential that's here. So, in the near-term, it's going to be business as usual while we work on this. You'll see some folks floating around in the company visiting us. As I mentioned, Siris will be here from time to time, and we may have other folks coming in to visit with us as well. [sneeze] God bless you [laughter].

S1 07:32
So, as we work on the different details of this transaction, I'll keep you posted. I don't really think this is going to impact our daily lives right now. We're just going to keep doing what we do, and we're going to do it better and better every day. And in the meantime, the management team will work through the process of evaluating whatever comes to us. And like I said, in the fourth quarter, this transaction will close. If you happen to have questions, don't forget WebConnect is a great place for most of us to have a conversation and ask questions. I monitor it regularly. You can also send anything, any questions to AskHRatWebdotcom. Very important, we are still a public company. So, it's always going to be important that if you get inbound inquiries, if the press were to contact you-- let's say you live next door to someone who works at the TV station, and they ask you a question, you be sure and send them to Brian Wright, our head of communications, or Ira Berger if it's an investor question. We always do that. So, that's really all I wanted to do. I frankly just wanted to see your faces, tell you this exciting news, encourage you to read the FAQs and ask questions, and most importantly, I wanted to thank you for everything you do for Web.com and for our customers. Let's keep doing it. Okay? Thanks.

CAUTIONARY STATEMENT RELATING TO FORWARD LOOKING STATEMENTS

This communication contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of Web.com. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Web.com’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Web.com, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Parker Private Holdings II, LLC and Parker Merger Sub, Inc. to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Web.com’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Web.com and potential difficulties in Web.com employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Web.com’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Web.com or Parker Private Holdings II, LLC or Parker Merger Sub, Inc. related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Web.com described in the “Risk Factors” section of Web.com’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on February 23, 2018, and May 4, 2018, respectively, and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.web.com/financial-information/sec-filings Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Web.com assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Web.com does not give any assurance that it will achieve its expectations.

IMPORTANT INFORMATION AND WHERE YOU CAN FIND IT

In connection with the proposed transaction, Web.com intends to file with the SEC a proxy statement (the “proxy statement”) and mail the proxy statement to its stockholders. INVESTORS AND SECURITY HOLDERS OF WEB.COM ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WEB.COM, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that Web.com files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Web.com will be available free of charge on Web.com’s investor relations website at https://ir.web.com/financial-information/sec-filings or by contacting Web.com’s Investor Relations Department at Ira.Berger@web.com.

PARTICIPANTS IN THE SOLICITATION

Web.com and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Web.com in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding Web.com’s directors and executive officers is also included in Web.com’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2018. These documents are available free of charge as described above.

NO OFFER OR SOLICITATION

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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